EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Board of Directors
Cross Atlantic Commodities, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of Cross Atlantic Commodities, Inc. on Form S-8 of our report dated April 8, 2008 included in the Annual Report on Form 10-KSB of Cross Atlantic Commodities, Inc. for the years ended December 31, 2007 and 2006 and to all references to our firm included in this Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP
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Stark Winter Schenkein & Co., LLP

Denver, CO
August 4, 2008







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